UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

June 13, 2025

Date of Report (Date of Earliest Event Reported)

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Endo, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	333-280767	30-1390281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Great Valley Parkway, Malvern, Pennsylvania 19355

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +1 (484) 216-0000

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 13, 2025, Endo, Inc., a Delaware corporation (“Endo”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Transaction Agreement, dated March 13, 2025 (as further amended, modified, restated or supplemented from time to time, the “Transaction Agreement”), with Mallinckrodt plc, an Irish public limited company (“Mallinckrodt”), and Salvare Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Mallinckrodt (“Merger Sub”), providing for, among other things, (a) the memorandum and articles of association of Mallinckrodt will be amended by means of a scheme of arrangement (the “Articles Scheme Amendment”) under the Companies Act 2014 and shareholder approval; (b) the memorandum and articles of association of Mallinckrodt will be further amended by shareholder approval following the Articles Scheme Amendment (together with the Articles Scheme Amendment, the “Articles Amendments”); and (c) Merger Sub will merge with and into Endo (such merger, the “business combination” and, together with the Articles Amendments, the “Transaction”), with Endo surviving the business combination as a wholly owned subsidiary of Mallinckrodt. As a result of the business combination, Endo will no longer be publicly held. Endo’s common stock will be delisted from the OTCQX® Best Market and deregistered under the Securities Exchange Act of 1934, as amended.

There were 76,313,462 shares of common stock, par value $0.001 per share, of Endo (the “Endo common stock”), issued and outstanding as of April 29, 2025, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 61,881,572 shares of Endo common stock were present or represented by proxy, representing approximately 81.09% of the total outstanding shares of Endo common stock as of the Record Date, which constituted a quorum.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by Endo with the Securities and Exchange Commission on May 12, 2025 (the “Proxy Statement”)):

Proposal 1 – Transaction Proposal: Proposal to approve and adopt the Transaction Agreement, including the plan of merger contained therein, and the transactions contemplated thereby, including the business combination, and the other transactions contemplated by the Transaction Agreement (the “Transaction Proposal”).

Proposal 2 – Distributable Reserves Proposal: Proposal to approve, on a non-binding, advisory basis, (i) the reduction of the entire amount (or such lesser amount as the directors of Mallinckrodt or the Irish High Court may determine) standing to the credit of Mallinckrodt’s share premium account as at the date of the joint proxy statement/prospectus (being the first Mallinckrodt distributable reserves creation); and (ii) the reduction of the entire amount (or such lesser amount as the directors of Mallinckrodt or the Irish High Court may determine) standing to the credit of Mallinckrodt’s share premium account following the consummation of the business combination, (including but not limited to the share premium arising from the issuance of Mallinckrodt ordinary shares pursuant to the Transaction Agreement or the amounts credited to Mallinckrodt’s share premium account upon the capitalization of any merger reserve or like reserve resulting from the issuance of Mallinckrodt ordinary shares pursuant to the Transaction Agreement) (the “Distributable Reserves Proposal”).

Proposal 3 – Combination-Related Compensation Proposal: Proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Endo or its subsidiaries to its named executive officers in connection with the consummation of the Transaction (the “Combination-Related Compensation Proposal”).

Proposal 4 – Mallinckrodt Articles Amendment Proposals: Proposals to approve, on a non-binding, advisory basis, eight proposed amendments to the Mallinckrodt articles of association, presented separately in accordance with the requirements of the United States Securities and Exchange Commission (collectively, the “Mallinckrodt Articles Amendment Proposals”):

(a)	to vary the authorized share capital of Mallinckrodt, including through the creation of a new class of preferred shares, the removal of pre-emption rights of certain shareholders over newly issued shares and the deletion of Article 174 of the existing Mallinckrodt constitution, which capped the total number of shares issuable pursuant to Mallinckrodt’s management incentive plan at 10%;

(b)	to delete certain restrictions on Mallinckrodt shareholders’ ability to deal in their Mallinckrodt shares, amend the circumstances in which directors can decline to register a transfer of shares and eliminate the drag-along rights and tag-along rights in the existing memorandum and articles of association of Mallinckrodt;

(c)	to change the quorum required for general meetings (to two or more persons holding (or representing by proxy) at least one half in nominal value of the issued shares of an applicable class), the manner in which voting will be conducted (by requiring voting to be carried out by way of a poll) and the procedures required for advance notice of members’ business and nominations (by aligning with the customary current approach by U.S. listed companies);

(d)	to delete the ability of holders of more than one half of the Mallinckrodt shares to require the Mallinckrodt board to initiate a process for a review of strategic alternatives and a sale of assets or business segments, to delete restrictions on the Mallinckrodt board from selling, leasing or exchanging all or substantially all of Mallinckrodt’s property and assets without prior consent of the holders of more than one half of the Mallinckrodt shares, to amend provisions regarding shareholder rights plan to align with the customary approach adopted by Irish incorporated U.S. listed companies and to restrict Mallinckrodt from engaging in business combinations with “interested members” for a period of time;

(e)	to permit the Mallinckrodt board to determine its own size (subject to a minimum of two and a maximum of twenty directors) and its own chair, and to allow for the vacation ipso facto of the office of a director where he or she is requested to resign in writing by not less than three quarters of the other directors;

(f)	to change the provisions regarding appointment of Mallinckrodt directors and add provisions regarding plurality voting of directors;

(g)	to delete existing provisions in respect of information rights and board observers for certain shareholders; and

(h)	to make certain other changes to make Mallinckrodt’s articles of association in a form that is customary for an Irish public limited company effecting a transaction of the nature of the Transaction and for a potential listing of Mallinckrodt’s shares on the New York Stock Exchange.

Each proposal was approved by the requisite vote of Endo’s stockholders. The final voting results for each proposal are described below. For more information on each of these proposals, see the Proxy Statement.

Proposal 1 – Transaction Proposal

Votes For	Votes Against	Abstentions
61,792,120	89,452	0

Proposal 2 – Distributable Reserves Proposal

Votes For	Votes Against	Abstentions
61,792,120	89,452	0

Proposal 3 – Combination-Related Compensation Proposal

Votes For	Votes Against	Abstentions
61,772,299	108,528	745

Proposal 4 – Mallinckrodt Articles Amendment Proposals

Proposal 4(a)

Votes For	Votes Against	Abstentions
47,253,335	14,626,367	1,870

Proposal 4(b)

Votes For	Votes Against	Abstentions
50,020,164	11,859,538	1,870

Proposal 4(c)

Votes For	Votes Against	Abstentions
50,023,073	11,856,629	1,870

Proposal 4(d)

Votes For	Votes Against	Abstentions
46,139,932	15,739,770	1,870

Proposal 4(e)

Votes For	Votes Against	Abstentions
50,010,137	11,868,820	2,615

Proposal 4(f)

Votes For	Votes Against	Abstentions
50,023,073	11,856,629	1,870

Proposal 4(g)

Votes For	Votes Against	Abstentions
50,022,328	11,856,629	2,615

Proposal 4(h)

Votes For	Votes Against	Abstentions
50,023,073	11,856,629	1,870

Item 8.01 Other Events.

On June 13, 2025, Endo issued a joint press release with Mallinckrodt announcing the results of their respective special meetings of shareholders. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Joint Press Release, dated June 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO, INC.

Date: June 13, 2025	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President, Chief Legal Officer and Secretary